Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 9, 2025, relating to the financial statements, which appears in Aclarion, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2024 and 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Haynie & Company

Salt Lake City, Utah

April 25, 2025